UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 11, 2007

Along Mobile Technologies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-12423	94-2906927
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

No. 88, 9th Floor, Western Part of the 2nd South Ring Road, Xi’an City, Shaanxi Province, PRC (Address of principal executive offices)	710065 (Zip code)

Registrant’s telephone number, including area code: 011-86-29-88360097

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 11, 2007, by unanimous written consent, the Board of Directors of Along Mobile Technologies, Inc. adopted a Business Code of Conduct and Financial Code of Conduct that will apply to the Company’s officers and directors.

We have attached a copy of the Business Code of Conduct as Exhibit 14.1, and a copy of the Financial Code as Exhibit 14.2.

Item 8.01  Other Events

Independent Director Agreement

On May 11, 2007 by unanimous written consent, the Company added 3 independent directors to their Board of Directors: Guoshen Jia, Yuan Hong, and Erping Yang.

Upon their appointment, each independent director signed an Independent Director Agreement. The term of the agreement commenced on the date the agreement was executed and will continue until the Director’s removal or resignation. Pursuant to the terms of the agreement, the Director covenants not to utilize or disclose to any person, firm, corporation, association or other entity any confidential company information; the Director shall not directly or indirectly engage in the business of another company which is competitive with Along Mobile’s current line of business; and the Director will be indemnified by the Corporation pursuant to the terms of the “Director and Officer Indemnification Agreement.”

In addition, Guoshen Jia, Yuan Hong, and Erping Yang will receive $2,000 in cash per Service Year as compensation for their services to the Company. The cash payments will be made in equal quarterly installments at the beginning of each quarter.

Guoshen Jia - Guoshen Jia received his Masters of Law from Ren Min University of China. Later, he received his PhD in Strategic Decision Making.

From 1990 to 1997, Mr. Jia served as the Secretary and Economic Researcher for the China Aviation & Spaceflight Ministry. He also swerved as Vice-President of Jiang Su Huifeng Information Industry Group.

In 1998, he worked with the Shenyang Hong An Group to successfully plan a merger between an Engine factory and two parties.

In 2000, he worked with Guangdong Dong Chen Group to plan and implement the rental and operation of Jiu Jiang Dragon Palace Cave, which successfully resulted in reduced costs and increased profit and capital for the company. In that same year, he worked with BaoDing Ke Han Technology Development Company where he planned and implemented a financing market sales plan.

In 2001, Mr. Jia became Chief of the Delegates for Hua Li Chuang Tou Company in Beijing. In that company, every investor had specific industry knowledge, as well as at least 15 years of overseas experience in the European Union, US, or other country. Here, he operated three hi-tech companies in Shanghai Zhang Jiang Investment Park.

From 2001 to 2002, Mr. Jia served as Chief of the Delegates of Shang Hai HuaLi Management Company. He also worked as a researcher for the China Development and Strategic Committee, as well as the Chief Strategic Officer of Beijing Bank of Knowledge.

In 2003, as a preside for the first 14 parts of the China Decision Making Theory, he resolved a world wide problem regarding Economic Management and Science, and challenged the Nobel Prize Winner and Chinese academician.

Currently, he is writing more books on philosophy, economics, management science, religion and history.

A copy of his signed Independent Director’s Agreement is attached hereto as Exhibit 99.1.

Yuan Hong - Mr. Hong is an independent director of Along Mobile Technologies, Inc. Mr. Hong received his Bachelor’s degree from Northwest Polytechnic University, and his MBA from Xi’an Jiaotong University. He has over 10 years of extensive experiences in the computer information industry.

Mr. Hong was the Vice Section Chief of the Communication Section of Shaanxi Province Economy & Trade Information Center. Later in April 2003, he served as the Section Chief of the Communication Section. During that period, he successfully built up the Special Network Channel for the China Economy and Trade information Commission Center. Currently, he is serving as the Vice Director of the Shaanxi Province Economy & Trade Information Center.

A copy of Yuan Hong’s signed Independent Director’s Agreement is attached hereto as Exhibit 99.2.

Erping Yang - Mr. Erping Yang received his MBA from Xi’an Jiaotong University in 1991. He is a professor of Xi’an Institute of Economics and Finance and teaches Strategy Management, Operation Management and Technology Economics.

Prior to 1995, Mr. Yang worked as a teacher for the Shaanxi Business Management Institute. From 1994 to 1995, he worked as a visiting scholar at MSU and LCC in the United States. He served as secretary for the Shaanxi Governor from 1995 to 2001, and then as CIO for the Shaanxi E-government Office from 2001 to 2003. Afterwards, he became a professor at the Shaanxi Economics and Finance Institute.

Mr. Yang has been an expert on the Information Committee of the Shaanxi Government. He has also been an independent director for two companies, and a consultant for two large enterprises. Mr. Yang has extensive experience in developing business strategies and in planning projects for several state owned and private companies.

A copy of Erping Yang’s signed Independent Director’s Agreement is attached hereto as Exhibit 99.3.

Director and Officer Indemnification Agreement

On May 11, 2007 the Company approved a Director and Officer Indemnification Agreement to be signed by each officer and director of the Company.

Pursuant to the terms of the Director and Officer Indemnification Agreement, Along Mobile agrees to indemnify its officers and directors (“Indemnitee”) to the fullest extent permitted by Nevada Law except when: (1) it is expressly prohibited by Nevada Law; (2) Indemnitee is paid through an insurance policy or other indemnification agreement; (3) Indemnitee has initiated a proceeding without the authorization of the Corporation; (4) Indemnitee has settled a proceeding without the consent of the Corporation; (5) the Corporation initiates an action against the Indemnitee; and (6) when the Indemnitee has acted with intentional misconduct, fraud, gross negligence, or a knowing violation of the law.

The following persons signed the Director and Officer Indemnification Agreement: Li Jianwei, Gao Yeru, Wang Zhen, Xu Lin, Guoshen Jia, Yuan Hong, and Erping Yang.

A signed copy of the Director and Officer Indemnification Agreements for each of the above officers and directors are attached hereto as Exhibits 99.4 through 99.10.

Creation of Board Committees

On May 11, 2007 by unanimous written consent, the Board of Directors adopted an Audit Committee Charter, Compensation Committee Charter, and a Nomination and Governance Committee Charter.

The Audit Committee of the Board of Directors will assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the Board. The Audit Committee will consist of at least three directors, all of whom shall meet the independence requirements established by the Board, applicable laws and regulations. Those directors will be Erping Yang and Guoshen Jia. The third independent director on this committee is yet to be determined. The Committee shall meet at least six times a year, and additionally as needed.

We have attached a copy of the Audit Committee Charter as Exhibit 99.11.

The Compensation Committee will discharge the Board’s responsibilities relating to compensation of the Company’s executives and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation and benefit programs. It will consist of at least three directors, each of whom shall meet the independence requirements, established by the Board, applicable laws and regulations. Those directors will be Erping Yang and Guoshen Jia. The third independent director on this committee is yet to be determined. It shall meet at least four times a year and additionally as needed.

We have attached a copy of the Compensation Committee Charter as Exhibit 99.12.

The Nominating and Governance Committee will determine the slate of director nominees for election to the Company’s Board of Directors, identify and recommend candidates to fill vacancies during annual shareholder meetings, and review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines. The Committee will consist of at least two directors who shall meet the independence requirements established by the Board, applicable laws and regulations. Those directors shall be Yuan Hong, Guoshen Jia, and Erping Yang. The commitee shall meet at least twice a year.

We have attached a copy of the Nominating and Governance Committee Charter as Exhibit 99.13.

Exhibit No.	Description
14.1	Business Code of Conduct

14.2	Financial Code of Conduct

99.1	Independent Director Contract for Guoshen Jia

99.2	Independent Director Contract for Yuan Hong

99.3	Independent Director Contract for Erping Yang

99.4	Director and Officer Indemnification Agreement for Li Jianwei

99.5	Director and Officer Indemnification Agreement for Gao Yeru

99.6	Director and Officer Indemnification Agreement for Wang Zhen

99.7	Director and Officer Indemnification Agreement for Xu Lin

99.8	Director and Officer Indemnification Agreement for Guoshen Jia

99.9	Director and Officer Indemnification Agreement for Yuan Hong

99.10	Director and Officer Indemnification Agreement for Erping Yang

99.11	Audit Committee Charter

99.12	Compensation Committee Charter

99.13	Nominating and Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALONG MOBILE TECHNOLOGIES, INC.

Date: May 11, 2007	By:	/s/ Li Jian Wei
Li, Jian Wei, President